                                                       EXHIBIT 10.2

SMARTSOURCES.COM (LOGO)



                     Employee Non-Competition Agreement
                     ----------------------------------

In consideration of SmartSources.com Technologies Inc., or any of its affiliates, including SmartSources.com Inc. (collectively "SmartSources"):

     $    making an offer of employment to me

(the receipt and sufficiency whereof is hereby acknowledged) and for other good and valuable consideration, I, Anna Stylianides acknowledge and agree:


I.   No Competition
-------------------

1.   That I will not:

     (a)  during the course of my employment with SmartSources, and

     (b) and for a period of 3 months after termination of my employment with SmartSources within the Greater Vancouver area (the "Area");

directly or indirectly, as owner, investor, partner, officer, employee, advisor or consultant, engage in any business that is in competition with any business activity conducted by SmartSources. For greater certainty I confirm that the prohibition on competition as set out in this Agreement shall survive any termination of my employment with SmartSources including the early termination of my employment by SmartSources regardless of whether SmartSources does, or does not, have just cause for such termination.

3. I acknowledge that during the term of my employment with SmartSources I shall act in a senior capacity in relation to SmartSources, and that my personal contacts made on behalf of SmartSources are a significant asset of SmartSources and that SmartSources would suffer harm in the event that I went to work for a competitor of SmartSources after termination of this Agreement and before the end of the period determined by Paragraph 1(b) above. I further acknowledge that I have fiduciary obligations to act in the best interest of SmartSources, and agree that my obligations under this Agreement are in addition to such fiduciary obligations.


II.  Enforcement
----------------

4. I agree that all restrictions in this Agreement are necessary and fundamental to the protection of the business of SmartSources and such restrictions are therefore reasonable and valid, and all defences to the strict enforcement thereof are hereby waived by me. I further recognize that a breach by me of the covenants herein contained will result in damages to SmartSources which can not adequately be compensated for in damages or a monetary award. Accordingly, I agree that in the event of any such breach, in addition to all other remedies available at law or in equity, SmartSources shall be entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

5. If, in any jurisdiction, any provision of this Agreement or its application in any circumstance is restricted, prohibited or unenforceable, such provisions shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability and shall, to the extent possible, be given effect to in reduced form without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances. If any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable (the "Offending Restriction"), and so often as same shall occur, SmartSources, and I agree that this Agreement shall be deemed to be amended to refer to such lesser time, scope of activity or geographical area (the "Lesser Restriction") as the court has said is reasonable, or if the Court has not so said, such Lesser Restriction as SmartSources, and I, acting reasonably, agree, and SmartSources, and I agree that this Agreement shall be deemed to be amended by the substitution of the Lesser Restriction for the Offending Restriction, with retroactive effect to the date of this Agreement.

6. I further agree that my covenants and representations contained in this Agreement shall survive and continue to bind me following the termination of any contract for my employment with SmartSources regardless of the reason for such termination.


III. Governing Law
------------------

7. This Agreement will be governed by the laws of the Province of British Columbia.


ACCEPTED AND AGREED TO THIS __________ DAY OF ________, 200__. I HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS SET OUT IN THIS AGREEMENT.



----------------------------
Signature of Employee